Exhibit 23.3
Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of SUPERVALU INC. of our report dated November 2, 2017, relating to the consolidated financial statements of Associated Grocers of Florida, Inc. and Subsidiaries, appearing in the Current Report on Form 8-K/A filed by SUPERVALU INC. on February 23, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

West Palm Beach, Florida
June 12, 2018